News Release

Current Technology Reports LunarEYE’s Successful Termination of USPTO Reexamination

and Enhancement of its 6,484,035 Patent

Vancouver, BC, Canada -July 1, 2009

Current Technology Corporation (“OTCBB:CRTCF”) is pleased to report the United States Patent and Trademark Office (“USPTO”) has terminated the reexamination proceeding initiated by WebTech Wireless Inc. (“WebTech”) by issuing a Notice of Intent to Issue Ex Parte Reexamination Certificate confirming the complete validity of LunarEYE Inc.’s (“LunarEYE”) Patent Number 6,484,035 (the “035 Patent”).  "I believe every issue was resolved in our favor," stated lead patent reexamination attorney Robb Edmonds. “The favorable decision from the reexamination proceeding enhances the validity of the patent, and afforded us the opportunity to add twenty-one new claims that further distinguish over the prior art.  These new claims can be used to further assert infringement at trial.  More importantly, no claims were amended during the reexamination so any intervening rights defense has been foreclosed.”

Chuck Allen, Inventor, LunarEYE Founder and CEO, stated, "In retrospect the reexamination of my 035 Patent initiated by WebTech was very beneficial to us. In addition to reconfirming the validity of Claim Three, it allowed us to strengthen our intellectual property by adding twenty-one additional claims to the patent.  My patent has even more teeth now thanks to the reexamination. For that I am very thankful.”

 "Ex parte reexaminations are often likened to sudden death over-time for the patent owner, because the patent owner has a limited time to prepare an answer to the Patent Office and everything is on the line," continued Mr. Allen. “Robb Edmonds did a remarkable job in the time allowed explaining the technology to the Patent Office and the differences of our patent over the prior art. I would like to express my gratitude for his attention to detail, judgment and knowledge."

“We have already notified the United States District Court, and are pursuing the earliest available trial setting,” commented Armi Easterby, LunarEYE’s lead trial counsel.  “It is important to note that due to the District Court’s order that stayed this case pending reexamination, WebTech cannot argue invalidity at trial based on the prior art they submitted in the reexamination proceedings. Theoretically, WebTech can still attempt to argue it doesn’t infringe the patent, but there is no doubt that LunarEYE is in a much stronger position now than before the reexamination.”

Commenting on the stay, Mr. Edmonds concluded, "I suspect the stay will soon be lifted, and the chances of them obtaining a second stay from the Court are remote."

“As we said at the outset, LunarEYE will now diligently seek a permanent injunction prohibiting WebTech or its customers from importing, selling, or using any infringing products in the United States, which historically accounts for roughly 40% of their business,” concluded Mr. Easterby.

“We believe this is an important decision,” stated Current Technology CEO Robert Kramer. “While we do not have a direct financial interest in LunarEYE, we have a significant indirect interest by reason of our 62% ownership of Celevoke, Inc. (“Celevoke”). Celevoke has a non-exclusive license from LunarEYE to manufacture, market and sell Telematics solutions using the 035 Patent. We further believe this outcome validates our decision to invest in Celevoke, and congratulate Chuck Allen and his exceptional team.”

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation.

Forward Looking Statement

This news release contains forward-looking statements regarding future events and Current Technology’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Current Technology operates and the beliefs and assumptions of Current Technology’s management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Current Technology’s future financial performance, Current Technology’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and  Current Technology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under "Risk Factors." Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Current Technology undertakes no obligation to revise or update any forward-looking statements for any reason.

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